Exhibit 4



                             TENDER OFFER
                            LOAN AGREEMENT

                                 AMONG

                   ZEPHYROS ACQUISITION CORPORATION,
                             AS BORROWER,

                  LUND INTERNATIONAL HOLDINGS, INC.,
                             AS GUARANTOR,

                    THE LENDING INSTITUTIONS LISTED HEREIN,


                                  AND


                        HELLER FINANCIAL, INC.,
                        AS AGENT AND AS LENDER



                     -----------------------------

                     DATED AS OF DECEMBER 30, 1997

                     ----------------------------



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                           TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SECTION 1.  DEFINITIONS......................................................1
      1.1   CERTAIN DEFINED TERMS.  .........................................1
      1.2   ACCOUNTING TERMS................................................14
      1.3   OTHER DEFINITIONAL PROVISIONS...................................14

SECTION 2.  LOANS AND COLLATERAL............................................15
      2.1   LOANS...........................................................15
            (A) TENDER OFFER LOAN ADVANCES..................................15
            (B) NOTES.......................................................15
            (C) EVIDENCE OF TENDER OFFER LOAN OBLIGATIONS...................15
            (D)   BORROWING OPTIONS.........................................15
            (E)   MINIMUM AMOUNT OF EACH TENDER OFFER
                  LOAN ADVANCE..............................................16
            (F)   BORROWING MECHANICS.......................................16
            (G)   OPEN MARKET PURCHASES.....................................16
      2.2   INTEREST.  .....................................................16
            (A)   RATE OF INTEREST.  .......................................16
            (B)   INTEREST PERIODS.  .......................................17
            (C)   COMPUTATION AND PAYMENT OF INTEREST.  ....................17
            (D)   INTEREST LAWS.............................................18
            (E)   CONVERSION OR CONTINUATION.  .............................18
      2.3   FEES............................................................19
            (A)   UNUSED LINE FEE...........................................19
            (B)   OTHER FEES AND EXPENSES.  ................................19
            (C)   FEE LETTER................................................19
      2.4   PAYMENTS AND PREPAYMENTS........................................19
            (A)   MANNER AND TIME OF PAYMENT.  .............................19
            (B)   MANDATORY PREPAYMENTS.....................................20
            (C)   VOLUNTARY PREPAYMENTS.....................................20
            (D)   PAYMENTS ON BUSINESS DAYS.................................20
      2.5   TERM OF THIS AGREEMENT..........................................20
      2.6   STATEMENTS......................................................20
      2.7   CAPITAL ADEQUACY AND OTHER ADJUSTMENTS..........................21
      2.8   TAXES...........................................................21
            (A)   NO DEDUCTIONS.............................................21
            (B)   CHANGES IN TAX LAWS.......................................21
            (C)   FOREIGN LENDERS...........................................22
      2.9   REQUIRED TERMINATION AND PREPAYMENT.............................23
      2.10  OPTIONAL PREPAYMENT/REPLACEMENT OF AGENT OR LENDERS IN
            RESPECT OF INCREASED COSTS......................................23
      2.11  COMPENSATION....................................................23
      2.12  BOOKING OF LIBOR LOANS..........................................24
      2.13  ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS...................24
      2.14  REGULATION U AND REGULATION G...................................24

SECTION 3.  CONDITIONS TO LOANS.............................................24
      3.1   CONDITIONS TO LOANS.............................................24
            (A)   CLOSING DELIVERIES........................................24
            (B)   SECURITY INTERESTS........................................24
            (C)   REPRESENTATIONS AND WARRANTIES............................24
            (D)   FEES......................................................25
            (E)   NO DEFAULT................................................25
            (F)   PERFORMANCE OF AGREEMENTS.................................25
            (G)   NO PROHIBITION............................................25
            (H)   NO LITIGATION.............................................25
            (I)   COMPLIANCE WITH REGULATIONS...............................25
            (J)   ISSUANCE TO HOLDINGS......................................25
            (K)   CORPORATE STRUCTURE.......................................25
            (L)   FORM FR U-1 OR FORM FR G..................................25
            (M)   USE OF OTHER FUNDS........................................26
            (N)   CONSUMMATION OF TENDER OFFER..............................26
            (O)   TENDER OF SHARES OF TARGET; CONTROL.......................26
            (P)   ADVERSE CHANGE............................................26
            (Q)   FINANCIAL INFORMATION, PRE-COMMITMENT INFORMATION.........26

SECTION 4.  BORROWER'S AND HOLDINGS' REPRESENTATIONS AND
                  WARRANTIES................................................27
      4.1   ORGANIZATION, POWERS, CAPITALIZATION............................27
            (A)   ORGANIZATION AND POWERS...................................27
            (B)   CAPITALIZATION; SUBSIDIARIES..............................27
      4.2   AUTHORIZATION OF BORROWING, NO CONFLICT.........................27
      4.3   APPROVALS.......................................................28
      4.4   FINANCIAL CONDITION.............................................28
      4.5   INDEBTEDNESS AND LIABILITIES....................................29
      4.6   NAMES...........................................................29
      4.7   LOCATIONS; FEIN.................................................29
      4.8   TITLE TO PROPERTIES; LIENS......................................29
      4.9   PERFECTED, VALID SECURITY INTEREST..............................29
      4.10  LITIGATION; ADVERSE FACTS.......................................30
      4.11  PAYMENT OF TAXES................................................30
      4.12  INVESTMENTS.....................................................30
      4.13  MATERIAL AGREEMENTS.............................................30
      4.14  PERFORMANCE OF AGREEMENTS.......................................30
      4.15  EMPLOYEE BENEFIT PLANS..........................................31
      4.16  INTELLECTUAL PROPERTY...........................................31
      4.17  BROKER'S FEES...................................................31
      4.18  ENVIRONMENTAL COMPLIANCE........................................31
      4.19  SOLVENCY........................................................31
      4.20  DISCLOSURE......................................................32
      4.21  INSURANCE.......................................................32
      4.22  EMPLOYEE MATTERS................................................32
      4.23  COMPLIANCE WITH LAWS............................................33
      4.24  GOVERNMENT REGULATION; USE OF PROCEEDS;
            MARGIN REGULATIONS..............................................33
      4.25  ACQUISITION.....................................................34
      4.26  HOLDINGS AND BORROWER ACTIVITIES................................34
      4.27  OPEN MARKET PURCHASES...........................................34
      4.28  AMENDMENTS TO SCHEDULES.........................................34

SECTION 5.  AFFIRMATIVE COVENANTS...........................................34
      5.1   FINANCIAL STATEMENTS AND OTHER REPORTS..........................34
            (A)   MONTHLY FINANCIALS........................................34
            (B)   QUARTERLY FINANCIALS......................................35
            (C)   YEAR-END FINANCIALS.......................................35
            (D)   ACCOUNTANTS' REPORTS......................................35
            (E)   COMPLIANCE CERTIFICATE....................................36
            (F)   MANAGEMENT REPORT.........................................36
            (G)   GOVERNMENT NOTICES........................................36
            (H)   EVENTS OF DEFAULT, ETC....................................36
            (I)   TRADE NAMES...............................................36
            (J)   LOCATIONS.................................................37
            (K)   LITIGATION................................................37
            (L)   PROJECTIONS...............................................37
            (M)   OTHER INDEBTEDNESS NOTICES................................37
            (N)   OTHER INFORMATION.........................................37
            (O)   PUBLIC FILINGS............................................37
            (P)   AGREEMENT NOTICES.........................................38
      5.2   ACCESS TO ACCOUNTANTS AND MANAGEMENT............................38
      5.3   INSPECTION......................................................38
      5.4   COLLATERAL RECORDS..............................................38
      5.5   CORPORATE EXISTENCE.............................................38
      5.6   PAYMENT OF TAXES ETC............................................38
      5.7   MAINTENANCE OF PROPERTIES; INSURANCE............................39
      5.8   COMPLIANCE WITH LAWS............................................39
      5.9   PERFORMANCE OF MATERIAL CONTRACTS...............................39
      5.10  TRANSACTIONS WITH AFFILIATES....................................39
      5.11  PERFORMANCE OF ACQUISITION DOCUMENTS............................39
      5.12. CONSUMMATION OF MERGER..........................................40
      5.13  FURTHER ASSURANCES..............................................40
      5.14  USE OF PROCEEDS AND MARGIN SECURITY.............................40

SECTION 6.  FINANCIAL COVENANTS.............................................40
      6.1   FIXED CHARGE COVERAGE...........................................40

SECTION 7.  NEGATIVE COVENANTS..............................................40
      7.1   INDEBTEDNESS AND LIABILITIES....................................40
      7.2   GUARANTIES......................................................41
      7.3   TRANSFERS, LIENS AND RELATED MATTERS............................41
            (A)   TRANSFERS.................................................41
            (B)   LIENS.....................................................41
            (C)   NO NEGATIVE PLEDGES.......................................41
            (D)   NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS
                  TO HOLDINGS OR BORROWER...................................41
      7.4   INVESTMENTS AND LOANS...........................................42
      7.5   RESTRICTED JUNIOR PAYMENTS......................................42
      7.6   RESTRICTION ON FUNDAMENTAL CHANGES..............................42
      7.7   CHARTER AMENDMENTS..............................................43
      7.8   ACCOUNTING CHANGES..............................................43
      7.9   PREPAYMENTS, ETC. OF DEBT.......................................43
      7.10  TRANSACTIONS WITH AFFILIATES....................................43
      7.11  ENVIRONMENTAL LIABILITIES.......................................43
      7.12  CONDUCT OF BUSINESS.............................................43
      7.13  COMPLIANCE WITH ERISA...........................................43
      7.14  TAX CONSOLIDATIONS..............................................43
      7.15  SUBSIDIARIES....................................................44
      7.16  PRESS RELEASE; PUBLIC OFFERING MATERIALS........................44

SECTION 8.  DEFAULT, RIGHTS AND REMEDIES....................................44
      8.1   EVENT OF DEFAULT................................................44
            (A)   PAYMENT...................................................44
            (B)   DEFAULT IN OTHER AGREEMENTS...............................44
            (C)   BREACH OF CERTAIN PROVISIONS..............................44
            (D)   BREACH OF WARRANTY........................................44
            (E)   OTHER DEFAULTS UNDER LOAN DOCUMENTS.......................44
            (F)   CHANGE IN CONTROL.........................................45
            (G)   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF
                  RECEIVER, ETC.............................................45
            (H)   VOLUNTARY BANKRUPTCY; APPOINTMENT OF
                  RECEIVER, ETC.............................................45
            (I)   LIENS.....................................................45
            (J)   JUDGMENT AND ATTACHMENTS..................................46
            (K)   DISSOLUTION...............................................46
            (L)   SOLVENCY..................................................46
            (M)   INJUNCTION................................................46
            (N)   INVALIDITY OF LOAN DOCUMENTS AND
                  ACQUISITION DOCUMENTS.....................................46
            (O)   FAILURE OF SECURITY.......................................46
            (P)   DAMAGE, STRIKE, CASUALTY..................................46
            (Q)   LICENSES AND PERMITS......................................46
            (R)   FORFEITURE................................................46
            (S)   CHANGE OF BUSINESS ACTIVITIES.............................47
      8.2   SUSPENSION OF COMMITMENTS.......................................47
      8.3   ACCELERATION....................................................47
      8.4   APPOINTMENT OF ATTORNEY-IN-FACT.................................47
      8.5   LIMITATION ON DUTY OF AGENT WITH RESPECT TO COLLATERAL..........47
      8.6   APPLICATION OF PROCEEDS.........................................48
      8.7   WAIVERS, NON-EXCLUSIVE REMEDIES.................................48

SECTION 9.  ASSIGNMENT AND PARTICIPATION....................................48
      9.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS.........................48
      9.2   AGENT...........................................................50
            (A)   APPOINTMENT...............................................50
            (B)   NATURE OF DUTIES..........................................50
            (C)   RIGHTS, EXCULPATION, ETC..................................50
            (D)   RELIANCE..................................................51
            (E)   INDEMNIFICATION...........................................51
            (F)   HELLER INDIVIDUALLY.......................................51
            (G)   SUCCESSOR AGENT...........................................52
                  (1)   RESIGNATION.........................................52
                  (2)   APPOINTMENT OF SUCCESSOR............................52
                  (3)   SUCCESSOR AGENT.....................................52
            (H)   COLLATERAL MATTERS........................................52
                  (1)   RELEASE OF COLLATERAL...............................52
                  (2)   CONFIRMATION OF AUTHORITY; EXECUTION
                  OF               RELEASES.................................52
                  (3)   ABSENCE OF DUTY.....................................53
            (I)   AGENCY FOR PERFECTION.....................................53
            (J)   EXERCISE OF REMEDIES......................................53
      9.3   CONSENTS........................................................53
      9.4   SET OFF AND SHARING OF PAYMENTS.................................54
      9.5   DISBURSEMENT OF FUNDS...........................................54
      9.6   SETTLEMENTS, PAYMENTS AND INFORMATION...........................55
            (A)   TENDER OFFER LOAN ADVANCES AND PAYMENTS;
                  FEE PAYMENTS..............................................55
            (B)   AVAILABILITY OF LENDER'S PRO RATA SHARE...................55
            (C)   RETURN OF PAYMENTS........................................56
      9.7   DISSEMINATION OF INFORMATION....................................56

SECTION 10.  MISCELLANEOUS..................................................57
      10.1  EXPENSES AND ATTORNEYS' FEES....................................57
      10.2  INDEMNITY.......................................................57
      10.3  AMENDMENTS AND WAIVERS..........................................58
      10.4  NOTICES.........................................................59
      10.5  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS...................60
      10.6  INDULGENCE NOT WAIVER...........................................60
      10.7  MARSHALING; PAYMENTS SET ASIDE..................................60
      10.8  ENTIRE AGREEMENT................................................60
      10.9  INDEPENDENCE OF COVENANTS.......................................60
      10.10 SEVERABILITY....................................................61
      10.11 LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE
            OF LENDERS' RIGHTS..............................................61
      10.12 HEADINGS........................................................61
      10.13 APPLICABLE LAW..................................................61
      10.14 SUCCESSORS AND ASSIGNS..........................................61
      10.15 NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES............61
      10.16 CONSENT TO JURISDICTION.........................................62
      10.17 WAIVER OF JURY TRIAL............................................62
      10.18 CONSTRUCTION....................................................62
      10.19 COUNTERPARTS; EFFECTIVENESS.....................................62
      10.20 NO DUTY.........................................................63
      10.21 CONFIDENTIALITY.................................................63

EXHIBITS

A     Assignment and Assumption Agreement
B     Compliance Certificate
C     Notice of Borrowing


SCHEDULES

1.1(A) Other Liens
1.1(B) Pro Forma
1.1(C) Projections
3.1(A) List of Closing Documents
4.1(B) Capitalization; Subsidiaries
4.3 Approvals
4.5 Indebtedness and Liabilities
4.6 Names
4.7 Location of Principal Place of Business and Books and Records; FEIN 4.8(A) Properties Owned
4.10 Litigation
4.12 Investments
4.17 Broker's Fees
7.2 Guaranties
7.3(D) Restrictions on Distributions
7.4 Investments and Loans
7.5 Restricted Junior Payments

                             TENDER OFFER
                            LOAN AGREEMENT

     This TENDER OFFER LOAN AGREEMENT is dated as of December 30, 1997 and entered into among ZEPHYROS ACQUISITION CORPORATION, a Delaware corporation ("Borrower"), with its principal place of business at 911 Lund Boulevard, Anoka, Minnesota 55303, LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("Holdings"), with its principal place of business at 911 Lund Boulevard, Anoka, Minnesota 55303, the financial institution(s) listed on the signature pages hereof and their respective successors and assigns (each individually a "Lender" and collectively "Lenders") and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), with offices at 500 West Monroe, Chicago, Illinois 60661, for itself as a Lender and as Agent. All capitalized terms used herein are defined in Section 1
                                                           ---------
of this Agreement.

     WHEREAS, Borrower, which is a wholly-owned subsidiary of Holdings, has commenced the Tender Offer for the Target Shares (as each of such terms is hereinafter defined);

     WHEREAS, Deflecta-Shield Corporation, a Delaware corporation
("Target"), Borrower and Holdings have entered into the Merger
Agreement which provides for the Tender Offer and the Merger (as each of such terms is hereinafter defined);

     WHEREAS, Borrower has requested the Lenders to make Tender Offer Loan Advances (as hereinafter defined) of up to $42,000,000 to Borrower for the purpose of financing (x) a portion of the purchase of the Target Shares tendered and accepted for payment by Borrower pursuant to the Tender Offer Documents and (y) any Open Market
Purchases (as hereinafter defined);

     WHEREAS, Borrower desires to secure its obligations under the Loan Documents by pledging to Agent, for the benefit of Lenders, all of the shares of capital stock of Target which Borrower shall own;

     WHEREAS, Holdings ("Corporate Guarantor") is willing to guaranty all of the obligations of Borrower to Agent and Lenders under the Loan Documents and to pledge to Agent, for the benefit of Lenders, all of the shares of capital stock of all of Holdings' subsidiaries, including Borrower, Lund Industries, Incorporated ("LII"), and Lund Acquisition Corp.; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Holdings, Agent and Lenders agree as follows:


                        SECTION 1. DEFINITIONS

1.1   Certain Defined Terms.  The following terms used in this
      ---------------------
Agreement shall have the following meanings:

     "Acquisition" means the purchase by Borrower for cash of the outstanding Target Shares pursuant to the Offer to Purchase.

     "Acquisition Documents" means the Tender Offer Documents, the Merger Agreement, and all other documents and information sent by Holdings, Borrower or Target to the shareholders of Target or filed with the SEC in connection with the Tender Offer.

     "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Holdings or Borrower; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Holdings or Borrower; or (d) which has a senior executive officer who is also a senior executive officer of Holdings or Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise. Neither any Lender nor any parent of any Lender nor any Subsidiary of any such Lender or parent shall be treated as an Affiliate of Borrower or Holdings or of any Subsidiary or Affiliate of Borrower or Holdings.

     "Agent" means Heller in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.1.
            --------------

     "Agent's Account" means ABA No. 0710-0001-3, Account No. 52-
98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670, Reference: Heller Corporate Finance Group for the benefit of Lund International Holdings, Inc.

     "Agreement" means this Tender Offer Loan Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

     "Assignment and Assumption Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit A.
                                            ---------

     "Base Rate" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. The applicable Bank Prime Loan rate for any date not set forth shall be the rate set forth for the last preceding day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate as determined by Agent announced from time to time by any of Citibank, N.A., Bankers Trust Company or The Chase Manhattan Bank, or their successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

     "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

     "Basic Agreements" means, collectively, the Acquisition Documents and the Loan Documents.

     "Board" means the Board of Governors of the Federal Reserve
System.

     "Borrower" has the meaning assigned to that term in the preamble to this Agreement.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois or Pennsylvania, or is a day on which banking institutions located in any such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

     "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

     "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

     "Closing Date" means December 30, 1997.

     "Collateral" means the Pledged Shares, as defined in the Pledge Agreements, together with any and all other collateral pledged pursuant to the Pledge Agreements.

     "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsection 2.1(A).
                                         -----------------

     "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Holdings and Borrower appropriately completed and in substantially the form of
Exhibit B.
---------


     "Consulting Agreements" means the Consulting Agreements dated March 31, 1997 by and between Old World Industries, Inc. ("Old World") and LII, as amended, supplemented or otherwise modified from time to time; provided, that any such amendment, supplement or modification
      --------
relating to fees or commissions to be paid by LII to Old World or expenses incurred by Old World shall be approved by Agent in advance in writing.

     "Corporate Guarantor" has the meaning assigned to that term in the preamble to this Agreement.

     "Corporate Guaranty" means the continuing guaranty by Corporate Guarantor in a form reasonably acceptable to Agent, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Default Rate" has the meaning assigned to that term in
subsection 2.2.
--------------

     "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to Agent to reimburse Agent for the amount of any Loan made by Agent for the account of such Lender.

     "Defaulting Lender" means, at any time, any Lender that, at such time, owes a Defaulted Amount.

     "Defaulting Lender Notice" has the meaning assigned to that term in subsection 9.6(B)(3).
   --------------------

     "Depositary Agent" means IBJ Schroder Bank & Trust Company, having a place of business at One State Street, New York, New York 10004.

     "Depositary Agreement" means that certain Depositary Agreement dated December 30, 1997, among the Depositary Agent, Borrower, Lund, Harris Trust & Savings Bank ("Transfer Agent"), Deflecta and Agent, pursuant to which the Depositary Agent and the Transfer Agent, as agents, bailees and custodians for Agent, shall, among other things, hold the Target Shares (whether certificated or uncertificated or security entitlements) and any funds wired to the Depositary Agent by Lenders, for the benefit of Agent, for the benefit of Lenders, in accordance with the terms and conditions of such Depositary Agreement.

     "Dollars" and "$" means lawful money of the United States of America.

     "EBITDA" means, for any period, without duplication, the total of the following for Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries) on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net
           ----
income, (2) the sum of (a) income and franchise taxes paid or accrued;
(b) Interest Expenses, net of interest income, paid or accrued; (c) interest paid in kind; (d) amortization and depreciation, (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); and (f) gains or losses of assets from sales or other dispositions (other than Inventory) in the normal course of business; less, to the extent included in the calculation of
                    ----
net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of Holdings) in which Holdings or Borrower or a wholly-owned Subsidiary of Holdings or Borrower has an ownership interest except to the extent such income is received by Holdings or Borrower or such wholly-owned Subsidiary in a cash distribution during such period; and (b) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for
               ------------
employees of any Loan Party or its Subsidiaries or --- any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or its Subsidiaries or any current or former ERISA Affiliate.

     "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

     "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to any Loan Party or its Subsidiaries, means any Person who is a member of a group which is under common control with any Loan Party or its Subsidiaries, who together with any Loan Party or its Subsidiaries is treated as a single employer within the meaning of Section 414(b) and (c) of the
                                      ----------------------
IRC.

     "Event of Default" means each of the events set forth in
subsection 8.1.
--------------

     "Excess Interest" has the meaning assigned to that term in subsection 2.2(D).
-----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" has the meaning assigned to that term in subsection 2.5.
--------------


     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

     "Fee Letter" means that certain letter agreement between Holdings and Agent, dated November 24, 1997, relating to fees.

     "First Advance" has the meaning assigned to that term in
subsection 2.1(D).
-----------------

     "Fiscal Year" means each twelve month period ending (x) on June 30 in each year in the case of Holdings and the Lund Subsidiaries and
(y) on December 31 in each year in the case Target and its Subsidiaries, provided, however, that, beginning with the year
              --------  -------
commencing January 1, 1998, and each year thereafter, Fiscal Year for Holdings and its Subsidiaries (including Target and its Subsidiaries) shall mean each twelve month period ending on December 31 in each year.

     "Fixed Charge Coverage" means, for any period, the ratio of Operating Cash Flow to Fixed Charges.

     "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries); plus (b) scheduled payments of
                                   ----
principal with respect to all Indebtedness of Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries; plus (c) any provision for (to the extent it is greater than zero)
----
income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus (d) Restricted Junior
                                            ----
Payments made in cash to the extent permitted under subsection 7.5(b);
                                                    -----------------
plus (e) payment of deferred taxes accrued in any prior period.
----


     "Funding Date" means the date of each funding of a Loan.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity;
(b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

     "IDRB" means the Industrial Development Revenue Bonds issued pursuant to that certain Indenture of Trust between City of Anoka, Minnesota and First Trust National Association, Trustee, dated as of September 1, 1994 Industrial Development Revenue Bonds (Lund Industries Incorporated Projects) and the Mortgage and Security Agreement and Fixture Financing Statement from Lund Industries Incorporated, as Mortgagor, to the First Trust National Association, as Mortgagee, dated as of September 1, 1994, which Mortgage secures the repayment of the obligations of Lund Industries Incorporated under that certain Loan Agreement between City of Anoka, Minnesota and Lund Industries Incorporated, dated as of September 1, 1994, the payments under which have been assigned to First Trust National Association, as Trustee, under such Indenture of Trust.

     "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases;
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person; (f) obligations in respect of letters of credit and (g) any advances under any factoring arrangement.

     "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "Interest Expenses" means, without duplication, for any period, the following, for Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries) each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2; and (ii) interest paid in kind).
              --------------

     "Interest Period" has the meaning assigned to that term in subsection 2.2(B).
-----------------

     "Interest Rate" has the meaning assigned to that term in
subsection 2.2(A).
-----------------

     "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

     "Investments" means (i) any direct or indirect purchase or other acquisition by Holdings, Borrower or any of their respective Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (iii) any direct or indirect loan, advance or capital contribution by Holdings, Borrower or any of their respective Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "Lender" or "Lenders" has the meaning assigned to that term in the preamble to this Agreement.

     "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

     "LIBOR" means, for each Interest Period, a rate of interest equal to:

     (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two
                                       --------
such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further, that if
                                            --------  -------
Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in Dollars are offered for the relevant Interest Period by Citibank, N.A., Bankers Trust Company, The Chase Manhattan Bank, or its successors to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

     "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "LII" has the meaning assigned to that term in the preamble of this Agreement.

     "Loan" or "Loans" means an advance or advances under the Tender Offer Loan Commitment.

     "Loan Documents" means this Agreement, the Tender Offer Notes, Corporate Guaranty, the Pledge Agreements, the Lender Option Agreement, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

     "Loan Party" means each of Holdings and Borrower and any other Person (other than Agent or any Lender) which is or becomes a party to any Loan Document (collectively, referred to as the "Loan Parties").

     "Lund Subsidiaries" means collectively, Borrower, Lund
Industries, Incorporated, Lund Acquisition Corp. and Lund FSC,
Incorporated.

     "Margin Stock" has the meaning specified in Regulation G or Regulation U, as applicable.

     "Material Adverse Effect" means a material adverse effect upon
(a) the business, condition, properties, assets, performance or condition (financial or otherwise) of any Loan Party and its Subsidiaries, taken as a whole, or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations or (c) the rights and remedies of Agent and Lenders under the Loan Documents.

     "Maximum Default Rate" has the meaning assigned to that term in subsection 2.2(A).
-----------------

     "Maximum Loan Amount" means, as of any date of determination, fifty percent (50%) (or such lesser percentage as is assigned as the maximum loan value pursuant to Regulation G or U, as applicable), of the current market value (as defined in Regulation G or U, as applicable), of the Target Shares (x) accepted for payment and purchased by Borrower pursuant to the Tender Offer Documents and (y) purchased by Borrower through Open Market Purchases, in each case pledged to secure the Tender Offer Loan Advances under the Loan Documents; provided, however, that, if more than ninety percent (90%)
           --------  -------
of the Target Shares have been validly tendered and not withdrawn and accepted for payment by Borrower pursuant to the Offer to Purchase, Maximum Loan Amount shall be deemed to mean the Tender Offer Loan Commitments.

     "Maximum Rate" has the meaning assigned to that term in
subsection 2.2(D).
-----------------

     "Merger" means the merger of Borrower with and into Target as contemplated in the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of November 25, 1997, by and among Borrower, Holdings and Target, including any exhibits, appendices and annexes thereto, as the same may be amended, supplemented or otherwise modified from time to time; provided, however, that any amendments, supplements or other
--------  -------
modifications shall be approved by the Requisite Lenders in advance in writing.

     "Notes" means the Tender Offer Notes.

     "Notice of Borrowing" has the meaning assigned to that term in subsection 2.1(F).

     "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination Date), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

     "Offer to Purchase" means the Offer to Purchase, dated November 28, 1997, of Borrower issued in connection with the Acquisition, as the same may be amended, supplemented or otherwise modified to the date hereof, and as further amended, modified, or supplemented, provided, however, that any such further amendments, supplements or
--------  -------
other modifications shall be approved by the Requisite Lenders in advance in writing.

     "Old World" has the meaning assigned to that term in the definition of "Consulting Agreement".

     "Open Market Purchases" means the purchase by Borrower, from time to time, for cash in the open market (other than in the Tender Offer) or in a privately negotiated purchases of the outstanding Target Shares which were not tendered and accepted for payment by Borrower pursuant to the Offer to Purchase.

     "Operating Cash Flow" means, for any period, (a) EBITDA less (b)
                                                             ----
Capital Expenditures plus (c) cash dividends and cash contributions
                     ----
received.

     "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that reserves or other appropriate provisions shall have been established therefor in accordance with GAAP and the aggregate amount of liabilities secured by such Liens does not exceed $50,000 at any time; (c) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided (i) the Indebtedness secured by any such Lien is permitted
--------
under subsection 7.1 and (ii) such Lien encumbers only the asset so
      --------------
purchased; (f) Liens in favor of Agent, on behalf of Lenders, and (g) Liens set forth on Schedule 1.1(A).
                   ---------------

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledge Agreements" means, collectively, those certain stock pledge agreements executed and delivered by Borrower and Holdings, respectively, in favor of Agent, on behalf of Lenders, in form and substance satisfactory to Agent as such agreements may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Pledged Shares" has the meaning assigned to that term in each of the Pledge Agreements.

     "Pre-Commitment Information" shall have the meaning assigned to that term in subsection 3.1(Q).
             -----------------

     "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Holdings, Borrower and their respective Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by this Agreement and the Acquisition Documents. The Pro Forma is annexed hereto as Schedule 1.1(B).
                           ---------------

     "Projections" means each of Holdings', Borrower's and their respective Subsidiaries' forecasted consolidated and consolidating:
(a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with such Holdings', Borrower's and their respective Subsidiaries' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Projections are annexed hereto as Schedule 1.1(C).
                                                   ---------------

     "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing
(i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if any Commitment is terminated
--------------  --------  -------
pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

     "Regulation G" means Regulation G of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulation U" means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Requisite Lenders" means Lenders holding or being responsible for sixty-six and two- thirds percent (66.66%) or more of the sum of
(a) outstanding Loans and (b) unutilized Commitments.

     "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or any Subsidiary (including Target and its Subsidiaries) of Holdings, other than wholly-owned Subsidiaries of Holdings, now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness subordinated in right of payment to the Obligations or any shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding; and (d) any payment (other than in shares of capital stock) by Holdings, Borrower or any of their respective Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act of 1933" means the Securities Act of 1993, as amended.

     "Settlement Date" has the meanings assigned to that term in subsection 9.6(A)(2).
--------------------

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof. Unless otherwise expressly provided, (x) all references herein to Subsidiary shall mean a Subsidiary of Holdings and/or Borrower, as applicable, and (y) Target and its Subsidiaries will be deemed a single Subsidiary, taken as a whole, of Borrower on and after the Tender Offer Closing Date.

     "Target" has the meaning assigned to that term in the preamble of this Agreement.

     "Target Shares" means the shares of common stock, par value $0.1 per share, of Target.

     "Tender Offer" means the tender offer made by Borrower to purchase, for cash, all of the outstanding Target Shares pursuant to the Tender Offer Documents.

     "Tender Offer Closing Date" means the date of the closing of the Tender Offer pursuant to the Tender Offer Documents, which also shall be the date the Target Shares are accepted for payment by Borrower.

     "Tender Offer Documents" means collectively, the Offer to Purchase, Schedule 14D-1 dated November 28, 1997, filed by Borrower,
Schedule 14D-9, dated November 28, 1997, filed by Target with respect to the Offer to Purchase, and all amendments and exhibits thereto and related documents filed with the SEC or distributed to the stockholders of Target.

     "Tender Offer Loan" means the unpaid balance of all Tender Offer Loan Advances made pursuant to subsection 2.1(A).
                               -----------------


     "Tender Offer Loan Advances" means the advances made pursuant to subsection 2.1(A).
-----------------

     "Tender Offer Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata share of the Tender Offer Loan Advances in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Assumption Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Tender Offer Loan Advances.

     "Tender Offer Note" or "Tender Offer Notes" means each promissory note of Borrower in a form acceptable to Agent, issued pursuant to subsection 2.1(B).
-----------------

     "Termination Date" means the earlier to occur of the Merger or June 30, 1998.

     "Total Loan Commitment" means as to any Lender the aggregate commitments of such Lender with respect to its Tender Offer Loan
Commitment.

     "Transfer Agent" has the meaning assigned to that term in the definition of "Depositary Agreement".

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

     1.2 Accounting Terms. For purposes of this Agreement, all
         ----------------
accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect
--------------
at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Holdings and Borrower and Lenders agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Holdings and Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Holdings and Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Holdings and Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holdings and Borrower; (b) changes in accounting principles recommended by Holdings' and Borrower's certified public accountants; and (c) changes in carrying value of Holdings' and Borrower's or any of their respective Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Acquisition, Open Market Purchases, the execution and delivery of the Loan Documents and the funding of all Loans or (ii) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.


     1.3 Other Definitional Provisions. References to "Sections",
         -----------------------------
"subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in
--------------
the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                    SECTION 2. LOANS AND COLLATERAL
                               --------------------

     2.1 Loans.

         (A) Tender Offer Loan Advances. Subject to the terms and
             --------------------------
conditions of this Agreement and in reliance upon the representations and warranties of Borrower and Holdings set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrower its Pro Rata Share of each Tender Offer Loan Advance for the sole purpose of financing (x) a portion of the purchase price of the Target Shares to be purchased by Borrower pursuant to the Offer to Purchase and (y) any Open Market Purchases. The aggregate amount of all Tender Offer Loan Commitments shall not exceed at any time $42,000,000. Subject to the notice provisions set forth in subsection
                                                           ----------
2.1(F) and the conditions precedent set forth in Section 3, Borrower
------
may request Tender Offer Loan Advances by means of up to three draws. Except as otherwise provided herein, no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Tender Offer Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Tender Offer Loan Commitment(s) of all Lenders. Notwithstanding the foregoing, the Lenders shall have no obligation to make, and there shall at no time remain outstanding, Tender Offer Loan Advances which in the aggregate exceed the Maximum Loan Amount. Amounts borrowed under this subsection 2.1(A) and prepaid or repaid may not be reborrowed.

          (B) Notes. Borrower shall execute and deliver to each Lender
              -----
with appropriate insertions a Tender Offer Note to evidence such Lender's Tender Offer Loan Commitment. In the event of an assignment under subsection 9.1, Borrower shall, upon surrender of the assigning
      --------------
Lender's Tender Offer Note, issue a new Tender Offer Note to reflect the interest held by the assigning Lender and its assignee.

          (C) Evidence of Tender Offer Loan Obligations. Each Tender
              -----------------------------------------
Offer Loan Advance shall be evidenced by this Agreement, the Tender Offer Note, and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Tender Offer Loan owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrower to Lenders with respect to the Tender Offer Loan.

          (D) Borrowing Options. The Tender Offer Loan Advances shall,
              -----------------
at the option of Borrower except as otherwise provided in this Agreement, be incurred and maintained as, and/or converted pursuant to subsection 2.2(E) into, (i) Base Rate Loans or (ii) LIBOR Loans. Any
-----------------
Tender Offer Loan Advance made on the Closing Date (the "First Advance") shall be a Base Rate Loan and shall remain a Base Rate Loan for at least five (5) Business Days thereafter. No Tender Offer Loan Advance shall be a LIBOR Rate Loan if less than thirty (30) days are remaining until the Termination Date.

          (E) Minimum Amount of Each Tender Offer Loan Advance. The
              ------------------------------------------------
aggregate principal amount of each Tender Offer Loan Advance shall not be less than (i) in the case of a Base Rate Loan, (x) $5,000,000 for the initial Tender Offer Loan Advance and (y) $500,000 for each Tender Offer Loan Advance thereafter and (ii) in the case of any LIBOR Rate Loan, $5,000,000 and, in the case of clause (i)(x) and clause (ii), if greater, shall be in an integral multiple of $1,000,000 in excess of such minimum and, in the case of clause (i)(y), if greater, shall be in an integral multiple of $100,000 in excess of such minimum.

          (F) Borrowing Mechanics. On any day when Borrower desires an
              -------------------
advance under this subsection 2.1, Borrower shall give Agent
                   --------------
telephonic notice of the proposed borrowing by 11:00 a.m. Central time on the Funding Date of a Base Rate Loan and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice (a "Notice of Borrowing") shall also specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and for LIBOR Loans the Interest Period applicable thereto. Any such telephonic notice shall be confirmed in writing on the same day by delivery by Borrower of a Notice of Borrowing in the form of Exhibit C annexed hereto. Neither Agent nor
                         ---------
Lender shall incur any liability to Borrower for acting upon any telephonic notice Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(F). Neither Agent nor Lender will make any advance
-----------------
pursuant to any telephonic notice unless Agent has also received all documents required under subsection 5.1 by 11:00 a.m. Central time.
                         --------------
Each Tender Offer Loan Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Agent in writing.

          (G) Open Market Purchases. Lenders shall have no obligation
              ---------------------
to make Tender Offer Loan Advances to finance Open Market Purchases, unless the Tender Offer is consummated and completed pursuant to the Offer to Purchase and fifty percent (50%) but less than ninety percent (90%) of the Target Shares have been tendered and accepted for payment by Borrower pursuant thereto.

    2.2  Interest.
         --------

         (A) Rate of Interest. The Loans and all other Obligations
             ----------------
shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to
(i) in the case of Base Rate Loans and other Obligations for which no other interest rate is specified, the Base Rate plus one and one-half percent (1.50%) and (ii) in the case of LIBOR Loans, LIBOR plus two and three quarters percent (2.75%) (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(F); provided, however, that any Loan
                  -----------------  --------  -------
made on the Closing Date shall be a Base Rate Loan as provided in subsection 2.1(D). The basis for determining the interest rate with
-----------------
respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

          After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans. If the Event of Default consists of a failure to pay all amounts outstanding under the Loans on the Termination Date, the Loans and all other Obligations shall bear interest at the Default Rate (as increased as provided in the following proviso) from the Termination Date to and including the date the Loans are paid in full; provided, however, that for each ninety
                            --------  -------
(90) day period that the Loans and other Obligations are not so paid (the first such period to commence on the ninety-first (91st) day after the Termination Date), beginning on the first day of each such period, the Default Rate (as increased) shall increase by an additional one percent (1%) per annum; provided, further that the
                                       --------  -------
Default Rate as increased shall not exceed eighteen percent (18%) per annum (the "Maximum Default Rate").

          (B) Interest Periods. In connection with each LIBOR Loan,
              ----------------
the interest period (each an "Interest Period") to be applicable to such Loan shall be a one month period; provided that:

             (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

             (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

             (3) if the day on which an Interest Period expires is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period
                         --------
expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

             (4) any Interest Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month; and

              (5) no Interest Period shall extend beyond the Termination Date.

         (C) Computation and Payment of Interest. Interest on the
             -----------------------------------
Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the related Funding Date or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise.

         (D) Interest Laws. Notwithstanding any provision to the
             -------------
contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the rate otherwise applicable under this Agreement, and thereafter the rate otherwise applicable under this Agreement becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period. Nothing in this subsection 2.2(D)
                                                 -----------------
shall be interpreted to limit the ability of Borrower to make prepayments as provided in subsection 2.4(C).
                           -----------------

         (E) Conversion or Continuation. Subject to the provisions of
             --------------------------
subsection 2(A) Borrower shall have the option to (1) convert at any
---------------
time all or any part of outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Base Rate Loans to LIBOR Loans; provided, however, that the First Advance
                           --------  -------
may be converted only at any time after five (5) Business Days after the date of the related Funding Date, or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $5,000,000 and integral multiplies of $1,000,000 in excess of that amount as a LIBOR Loan or
(b) convert all or any portion of such LIBOR Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing or if less than thirty days are remaining from the expiration of an Interest Period and the Termination Date.

         Borrower shall deliver a notice of conversion/continuation to Agent no later than noon (New York time) at least three (3) Business Days in advance of the proposed conversion/ continuation date ("Notice of Conversion/Continuation"). A Notice of Conversion/Continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and
(5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

         In lieu of delivering the Notice of Conversion/Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E);
                                            -----------------
provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

         Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E) and upon
                                          -----------------
conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

    2.3  Fees.
         ----

         (A) Unused Line Fee. Borrower shall pay to Agent, for the
             ---------------
benefit of Lenders, a fee in an amount equal to the Tender Offer Loan Commitment less the sum of the average daily balance of the Tender Offer Loan during the preceding month multiplied by one-half percent (.50%) per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter.

         (B) Other Fees and Expenses. Borrower shall pay to Agent, for
             -----------------------
its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges for each wire transfer made under this Agreement.

         (C) Fee Letter. Holdings shall pay or cause to be paid to
             ----------
Agent for Agent's own account all payments due under and pursuant to the Fee Letter.

    2.4  Payments and Prepayments.
         ------------------------

         (A) Manner and Time of Payment. If Agent elects to bill
             --------------------------
Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account. Proceeds remitted to Agent's Account shall be credited to the Obligations on the first Business Day following the day such proceeds were received; provided, however, for the purpose of
                                 --------  -------
calculating interest on the Obligations, such funds shall be deemed received on the first Business Day thereafter. Proceeds remitted to Agent's Account by wire transfer shall be credited to the Obligations on the Business Day received; provided, however, for the purpose of calculating interest on the Obligations such funds shall be deemed received the first Business Day thereafter.

         (B) Mandatory Prepayments. At any time that the Tender Offer
             ---------------------
Loan exceeds the lesser of (x) the Tender Offer Loan Commitments for all Lenders and (y) the Maximum Loan Amount, Borrower shall immediately repay the Tender Offer Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the lesser of (x) the Tender Offer Loan Commitments for all Lenders and
(y) the Maximum Loan Amount.

         (C) Voluntary Prepayments. Except as provided in subsection
             ---------------------                        ----------
2.4(B), Borrower's Obligations may be prepaid in whole at any time or
------
in part from time to time, without penalty or premium, except as otherwise provided herein. Any partial prepayment of Borrower's Obligations shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $1,000,000 above such minimum; provided that any such prepayments of LIBOR Loans shall be subject to the provisions of subsection 2.11. Borrower shall irrevocably give notice to Agent
   ---------------
(which shall promptly advise each Lender) of each proposed prepayment hereunder, prior to 11:00 A.M. (New York time) on the third Business Day prior to the proposed prepayment date, which notice shall specify the proposed prepayment date (which shall be a Business Day) and the aggregate principal amount of the proposed prepayment.

         (D) Payments on Business Days. Whenever any payment to be
             -------------------------
made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

         2.5 Term of this Agreement. The Commitments shall (unless
             ----------------------
earlier terminated pursuant to this Agreement) terminate upon the earlier of (i) the date on which the Tender Offer must be consummated and completed as provided in the Offer to Purchase ("Expiration Date"); provided, however, that if the Tender Offer has been completed
        --------  -------
and consummated in accordance with the terms and conditions of the Offer to Purchase then this clause (i) shall not apply for purposes of determining the date on which the Commitments terminate pursuant to this subsection 2.5; (ii) the occurrence of an event specified in
     --------------
subsection 8.3 or (iii) the Termination Date. Upon termination in
--------------
accordance with subsection 8.3 or on the Expiration Date on the
                --------------
Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Holdings' and Borrower's obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

         2.6 Statements. Agent shall render a monthly statement of
             ----------
account to Borrower within fifteen (15) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrower. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

         2.7 Capital Adequacy and Other Adjustments. In the event
             --------------------------------------
Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Agent) or Agent (together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

    2.8  Taxes.
         -----

         (A) No Deductions. Any and all payments or reimbursements
             -------------
made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

         (B) Changes in Tax Laws. In the event that, subsequent to the
             -------------------
Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

            (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

             (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

         (C) Foreign Lenders. Each Lender organized under the laws of
             ---------------
a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

         If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such
                            --------
withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

     2.9 Required Termination and Prepayment. If on any date any
         -----------------------------------
Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of LIBOR Loans as contemplated by subsection 2.10, the obligation of Lender to make or
                ---------------
maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.9 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

     2.10 Optional Prepayment/Replacement of Agent or Lenders in
          ------------------------------------------------------
Respect of Increased Costs. Within fifteen (15) days after receipt by
--------------------------
Borrower of written notice and demand from Agent or any Lender (an "Affected Lender") for payment of additional costs as provided in subsection 2.7, Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

          (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, provided that Borrower has reimbursed such Affected Lender for
        --------
its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

          (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment) and terminate such Affected Lender's Commitments.

     2.11 Compensation. Borrower shall compensate Lender, upon written
          ------------
request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available, if any, to be borrowed under the Tender Offer Loan Commitment.

     2.12 Booking of LIBOR Loans. Each Lender may make, carry or
          ----------------------
transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of Lender.

     2.13 Assumptions Concerning Funding of LIBOR Loans. Calculation
          ---------------------------------------------
of all amounts payable to Lender under subsection 2.11 shall be made as though each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.11.
              ---------------

     2.14 Regulation U and Regulation G. Each Lender shall be
          -----------------------------
responsible for its compliance hereunder with Regulation U and Regulation G, if and as applicable, and Agent shall have no responsibility with respect to any such compliance by any Lender.


                    SECTION 3. CONDITIONS TO LOANS
                    ------------------------------

     3.1 Conditions to Loans. The obligations of Agent and each Lender
         -------------------
to make Loans on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

         (A) Closing Deliveries. Agent shall have received, in form
             ------------------
and substance, reasonably satisfactory to Agent, all documents, instruments and information identified on Schedule 3.1(A) and all
                                          ---------------
other agreements, notes, certificates, orders, authorizations, financing statements, and other documents which Agent may at any time reasonably request.

         (B) Security Interests. Agent shall have received
             ------------------
satisfactory evidence that all security interests and liens granted to Agent for the benefit of Lenders pursuant to this Agreement, the Pledge Agreements and the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to the Lien in favor of Agent pursuant to the Loan
Documents

         (C) Representations and Warranties. The representations and
             ------------------------------
warranties contained herein and in each of the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Agent after the Closing Date and approved by Agent.

         (D) Fees. With respect to Loans to be made on the Closing
             ----
Date, Borrower shall have paid the fees payable on the Closing Date referred to in subsection 2.3.
               --------------

         (E) No Default. No event shall have occurred and be
             ---------
continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

         (F) Performance of Agreements. Each Loan Party shall have
             -------------------------
performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

         (G) No Prohibition. No order, judgment or decree of any
             --------------
court, arbitrator or governmental authority shall purport to enjoin or restrain Agent or any Lender from making any Loans.

         (H) No Litigation. There shall not be pending or, to any Loan
             -------------
Party's knowledge, threatened any action, charge, claim, demand, suit, proceeding, petition, investigation, litigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Agent by Borrower or Holdings in writing, and there shall have occurred no development in any such action, charge, claim, demand suit, proceeding, petition investigation, litigation or arbitration that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect.

         (I) Compliance with Regulations. All Loans made under this
             ---------------------------
Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Regulations G, T, U, and X of the Board.

         (J) Issuance to Holdings. On or prior to the Closing Date (i)
             --------------------
Borrower shall have received gross cash proceeds in the aggregate amount of at least $35,000,000 from the issuance by Borrower to Holdings of all of its common stock and (ii) Agent shall have received satisfactory evidence that Borrower has received such proceeds.

         (K) Corporate Structure. On or prior to the Closing Date,
             -------------------
Agent shall be reasonably satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, and Target and its Subsidiaries, including, without limitation, the terms and conditions of the charter, by-laws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

         (L) Form FR U-1 or Form FR G-3. On or prior to the Closing
             --------------------------
Date, Borrower shall have delivered to each Lender a duly completed Form FR U-1 referred to in Regulation U or Form FR G-3 referred to in Regulation G, as applicable. On each Funding Date, each Lender shall be able in good faith to complete an addendum to Form FR U-1 or Form FR G-3, as applicable and showing that the Tender Offer Loan Advance then being made satisfy the collateral requirements of Regulation G or U, as applicable, and Agent shall have received from each Lender a properly completed and duly executed Form FR U-1 and Form FR G-3, as applicable, with any such addendum.

         (M) Use of Other Funds. Prior to or concurrently with the
             ------------------
Closing Date, Borrower shall have utilized all proceeds received by it as described in clause (J) above to purchase the Target Shares in connection with the Offer to Purchase and to pay certain fees and expenses in connection therewith.

         (N) Consummation of Tender Offer. (i) The Tender Offer shall
             ----------------------------
have been consummated pursuant to the terms and conditions of the Acquisition Documents (without any waiver or amendment of any term or condition therein not consented to by the Requisite Lenders) and in compliance with all applicable laws and with all necessary consents and approvals, (ii) each of the conditions to purchase the Target Shares contained in the Acquisition Documents shall have been satisfied in all material respects to the satisfaction of Agent; provided, however, that any waiver of any condition by any party to
--------  -------
the Merger Agreement shall not constitute a waiver by Agent for purposes of this condition, and (iii) Agent shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to the Acquisition, or that any conditions to avoiding such restrictions have been satisfied.

         (O) Tender of Shares of Target; Control. Agent shall have
             -----------------------------------
received evidence reasonably satisfactory to Agent that: (i) the Tender Offer Closing Date shall have occurred, (ii) there shall have been validly tendered to Borrower and not withdrawn the number of Target Shares that satisfies the "Minimum Condition" (as such term is defined in the Offer to Purchase) and (iii) such number of Target Shares shall have been validly tendered to Borrower, free and clear of all Liens and restrictions to purchase imposed by applicable law or otherwise and such Target Shares shall not have been validly withdrawn and shall be available for purchase in accordance with the terms and conditions set forth in the Offer to Purchase.

         (P) Adverse Change. There shall have occurred no material
             --------------
adverse change in the business, condition (financial or otherwise), operations, performance or properties of either (i) Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries), taken as a whole, since September 30, 1997, or (ii) the Target and its Subsidiaries, taken as a whole since September 30, 1997.

         (Q) Financial Information, Pre-Commitment Information. On or
             -------------------------------------------------
prior to the Closing Date, (i) Borrower, Holdings and Target shall have given Agent such access to their respective books and records as Agent may have reasonably requested in order to carry out its investigations, appraisals and analyses, (ii) Agent shall have received all financial, business and other information regarding Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries) and their respective properties and Target and its Subsidiaries and their respective properties as Agent shall have reasonably requested, and (iii) all of the information provided by or on behalf of Holdings, Borrower or any of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) to Agent prior to their commitment in respect of the Tender Offer Loan Commitment (the "Pre-Commitment
                                                  --------------
Information") shall be true and correct in all material respects.
-----------



SECTION 4. BORROWER'S AND HOLDINGS' REPRESENTATIONS AND WARRANTIES
           -------------------------------------------------------


    To induce Agent and each Lender to enter into this Agreement, and to make Loans, each Loan Party jointly and severally represents and warrants to Agent and each Lender that the following statements are and will be true, correct and complete:

     4.1  Organization, Powers, Capitalization.
          ------------------------------------

          (A) Organization and Powers. Each of the Loan Parties is a
              -----------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

          (B) Capitalization; Subsidiaries. Set forth on Schedule
              ----------------------------               --------
4.1(B) is a complete and accurate list of all Subsidiaries of each
------
Loan Party, showing as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number issued and outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted (except where failure to have such governmental licenses, permits and approvals would not have a Material Adverse Effect).

     4.2 Authorization of Borrowing, No Conflict. Each Loan Party has
         ---------------------------------------
the corporate power and authority to incur the Obligations and to pledge and grant security interests in the Collateral. The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of
1970), rule, regulation (including, without limitation, Regulation G, T, U or X of the Board) order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. This Agreement is, and the other Loan Documents, including the Notes when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

     4.3 Approvals. Except as set forth on Schedule 4.3, no
         ---------                         ------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required by the Loan Parties for (i) the due execution, delivery, recordation, filing or performance by any Loan Party and its Subsidiaries of this Agreement, the Notes or any other Loan Document or any Acquisition Document to which it is or is to be a party, or for the consummation of the Acquisition or any Open Market Purchases or the other transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Loan Documents, (iii) the perfection or maintenance of the Liens created by the Loan Documents (including the first and only priority nature thereof) or (iv) the exercise by Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents. All applicable waiting periods in connection with the Acquisition, and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisition, the transactions contemplated hereby or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     4.4 Financial Condition. All financial statements concerning
         -------------------
Holdings, Borrower and their respective Subsidiaries which have been or will hereafter be furnished by Holdings, Borrower and their respective Subsidiaries to Agent or any Lender pursuant to this Agreement have been or will be (except with respect to Pro Forma and Projections) prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Holdings and Borrower based on the unaudited consolidated balance sheet of Holdings and Borrower dated September 30, 1997, and of Target and its Subsidiaries dated September 30, 1997. The Projections delivered and to be delivered have been and will be prepared by Holdings and Borrower in light of the past operations of the business of Holdings, Borrower and their respective Subsidiaries, and such Projections represent and will represent the good faith estimate of Holdings and Borrower and their respective senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

     4.5 Indebtedness and Liabilities. Neither Holdings nor Borrower
         ----------------------------
nor any of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) has (a) any Indebtedness except as reflected on Schedule 4.5 and as contemplated by the Loan Documents or (b) any Liabilities except as reflected on
Schedule 4.5 and as contemplated by the Loan Documents.

     4.6 Names. Schedule 4.6 sets forth all names, trade names,
         -----  ------------
fictitious names and business names under which any Loan Party and its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) currently conducts business or has at any time during the past five years conducted business.

     4.7 Locations; FEIN. Schedule 4.7 sets forth the location of each
         ---------------  ------------
Loan Party's principal place of business, the location of each Loan Party's books and records, the location of all other offices of each Loan Party's, and such locations are such Loan Party's sole locations for its business. Each Loan Party's federal employer identification number is set forth on the signature page hereof.

     4.8 Title to Properties; Liens. (A) Set forth on Schedule 4.8(A)
         --------------------------                   ---------------
is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) showing as of the date hereof the street addresses, county or other relevant jurisdiction, state, record owner and book and estimate fair value thereof. Each Loan Party and each of its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens.

         (B) To the best knowledge of Holdings or Borrower, (x) there are no actual, threatened or alleged defaults with respect to any leases of real property under which Holdings, Borrower or any of their respective Subsidiaries is lessee or lessor which would have a Material Adverse Effect and (y) each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

     4.9 Perfected, Valid Security Interest. The Loan Documents create
         ----------------------------------
in favor of Agent, for the ratable benefit of the Lenders, a valid and perfected first priority security interest in the Collateral listed on
Schedule I to the Pledge Agreement, securing the payment of the Obligations, and all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Lien in favor of Agent on behalf of Lenders pursuant to the Loan Documents.

     4.10 Litigation; Adverse Facts. Except as set forth on Schedule
          -------------------------                         --------
4.10, there are no judgments outstanding against any Loan Party or its
----
Subsidiaries or affecting any property of any Loan Party or its Subsidiaries nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Holdings and Borrower after due inquiry, threatened against or affecting any Loan Party or its Subsidiaries or any property of any Loan Party or its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect. Neither any of the Loan Parties nor any of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

     4.11 Payment of Taxes. All material tax returns and reports of
          ----------------
Holdings and Borrower and each of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable; provided, however, that no such tax
                                --------  -------
need to be paid if such Loan Party or one of its Subsidiaries is contesting same in good faith in a manner which stays enforcement thereof by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party or such Subsidiary has established reserves or other appropriate provisions as shall be required in conformity with GAAP. None of the United States income tax returns of any Loan Party or any of its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) are under audit. No tax liens have been filed and no claims (except as otherwise permitted by Section 5.6) are being asserted with respect to any such
             -----------
taxes. The charges, accruals and reserves on the books of the Loan Parties and each of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) in respect of any taxes or other governmental charges are in accordance with GAAP.

     4.12 Investments. Set forth on Schedule 4.12 is a complete and
          -----------               -------------
accurate list of all Investments in excess of $1,000,000 (including the Target Shares purchased by Borrower upon the consummation of the Tender Offer pursuant to Offer to Purchase) held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

     4.13 Material Agreements. Neither any Loan Party nor any of its
          -------------------
Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

     4.14 Performance of Agreements. None of the Loan Parties and none
          -------------------------
of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, which default would have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

     4.15 Employee Benefit Plans. Each Loan Party and each of its
          ----------------------
Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans, except where the failure to so comply would not have a Material Adverse Effect. No material liability has been incurred by any Loan Party, any of their respective Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

     4.16 Intellectual Property. Each Loan Party and each of its
          ---------------------
Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or reasonably necessary for the conduct of its business as currently conducted.

     4.17 Broker's Fees. Except as set forth on Schedule 4.17, no
          -------------
broker's or finder's fee or commission will be payable by any Loan Party or any of its Subsidiaries with respect to any of the transactions contemplated hereby.

     4.18 Environmental Compliance. Each Loan Party and each of its
          ------------------------
Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of such Loan Party, threatened, or judgments or orders relating to any Hazardous Materials asserted or, to the knowledge of any Loan Party, threatened against any Loan Party or its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) or relating to any real property currently or formerly owned, leased or operated by any Loan Party or its Subsidiaries.

     4.19 Solvency. After giving effect to the transactions
          --------
contemplated by the Loan Documents and the Acquisition Documents, and as of, from and after the date of this Agreement, each Loan Party and each of their respective Subsidiaries (including Target and its Subsidiaries): (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party or its Subsidiary (including Target or its Subsidiaries) as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. There is no material fact known to any Loan Party that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to Agent or Lenders for use in connection with the transactions contemplated hereby.

     4.20 Disclosure. No representation or warranty of any Loan Party
          ----------
or any of its Subsidiaries contained in this Agreement, the financial statements, the other Loan Documents, the Pre-Commitment Information, or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and the pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Loan Party that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby. None of the Pre-Commitment Information or any information, exhibit or report furnished by or on behalf of any Loan Party to Agent or any Lender in connection with the Acquisition Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein nor misleading.

     4.21 Insurance. Each Loan Party and each of its Subsidiaries (to
          ---------
any Loan Party's knowledge with respect to Target and its Subsidiaries) maintains adequate insurance policies for public liability, workers compensation, employee benefit liability, fidelity liability, directors' and officers' liability, errors and omissions, property damage for its business and properties, product liability, and business interruption, in each case in amounts customarily carried or maintained by corporations of established reputations engaged in similar businesses. Such policies are in full force and effect. No notice of cancellation has been received with respect to such policies and such Loan Party and each of its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) is in compliance with all conditions contained in such policies.

     4.22 Employee Matters. (a) No Loan Party nor any of its
          ----------------
Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) nor any of such Loan Party's or Subsidiary's (to any Loan Party's knowledge with respect to Target and its Subsidiaries) employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or its Subsidiary (to any Loan Party's knowledge with respect to Target and its Subsidiaries) and no union or collective bargaining unit has sought or, to the knowledge of each Loan Party, is currently seeking such certification or recognition with respect to the employees of any Loan Party or its Subsidiary (to any Loan Party's knowledge with respect to Target and its Subsidiaries) and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Holdings and Borrower after due inquiry, threatened between any Loan Party or its Subsidiary and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) is subject to an employment contract.

     4.23 Compliance with Laws. Neither any Loan Party nor any of its
          --------------------
Subsidiaries (to any Loan Party's knowledge with respect to Target and its Subsidiaries) is in violation of any law, ordinance, rule, regulation, order, policy, guideline, writ, judgment, injunction, decree, determination, or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject such Loan Party or any of its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and, to the knowledge of each Loan Party, no such violation has been alleged.

     4.24 Government Regulation; Use of Proceeds; Margin Regulations.
          ----------------------------------------------------------
(A) None of the Loan Parties and their respective Subsidiaries is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940. The Loan Parties and their respective Subsidiaries are not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Indebtedness.

         (B) Neither Borrower nor Holdings nor any of their respective Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock within the meaning of Regulation G, T, U or X of the Board.

         (C) Neither the making of any Tender Offer Loan Advance, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation or financing of the Acquisition will violate any provision of any act, rule, regulation or order of the SEC or any takeover, disclosure or other federal, state or foreign securities law or Regulation G, T, U or X of the Board. Upon receipt by Borrower of the proceeds of the Tender Offer Loan Advances, Borrower will use such proceeds immediately to pay for the Target Shares purchased pursuant to the Tender Offer Documents or purchased through an Open Market Purchase. No part of the proceeds of the Tender Offer Loan Advances will be used (x) to purchase or carry any Margin Stock in violation of Regulation U or Regulation G or (y) to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of such Regulation U or Regulation G.

         (D) The loan value of the Collateral (after giving effect to 50% of the value of the Collateral consisting of Margin Stock pursuant to Regulation G or U) is sufficient for Lenders to lend the full
Commitment hereunder.

     4.25 Acquisition. The Acquisition Documents have been duly
          -----------
executed and delivered and are in full force and effect. The representations and warranties contained in the Acquisition Documents are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date, as if made on such date, and Agent and Lenders shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to Agent and each Lender directly as of the date hereof and the Closing Date. The Acquisition shall have been consummated in accordance with and pursuant to the terms and conditions of the Acquisition Documents (without any waiver or amendment of any term or condition therein not consented to by the Requisite Lenders) and in compliance with all applicable laws and all necessary approvals. Neither Borrower, Holdings nor Target is in default under the Merger Agreement or under any instrument or document delivered or to be delivered in connection therewith.

     4.26 Holdings and Borrower Activities. Borrower is a wholly-owned
          --------------------------------
Subsidiary of Holdings. Borrower's sole business activity and purpose is to (i) purchase the Target Shares pursuant to and in accordance with the Acquisition Documents, (ii) purchase the Target Shares through Open Market Purchases, and (iii) merge with and into Target pursuant to and in accordance with the Merger Agreement.

     4.27 Open Market Purchases. Any Open Market Purchases shall have
          ---------------------
been consummated in compliance with all applicable laws and all necessary approvals.

     4.28 Amendments to Schedules. The Loan Parties may, at any time
          -----------------------
and from time to time amend any one or more of the Schedules referred in this Agreement and any representation or warranty contained herein
        ---------
which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended, provided, however, that in no event may the Loan Parties amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default.


                   SECTION 5. AFFIRMATIVE COVENANTS
                              ---------------------

     Each Loan Party covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1 Financial Statements and Other Reports. Holdings and Borrower
         --------------------------------------
will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Agent and each Lender (unless specified to be delivered solely to Agent) the financial statements and other reports described below.

        (A) Monthly Financials. As soon as available and in any event within twenty-five (25) days after the end of each month (or within forty-five (45) days after the last month of each fiscal quarter), Borrower will deliver (1) the consolidated and consolidating balance sheet of Holdings, Borrower and their respective Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of each Loan Party and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

        (B) Quarterly Financials. (i) As soon as available, and in
            --------------------
any event within one (1) Business Day after Holdings or Target files its respective quarterly reports on Form 10-Q with the SEC for each of its respective first three fiscal quarters in each Fiscal Year, Borrower will deliver, or will cause to be delivered, to Agent, such reports; and (ii) in respect of the fourth fiscal quarter in each Fiscal Year, as soon as available, and in any event within forty-five
(45) days after the end of such fiscal quarter, Borrower will deliver to Agent financial statements that are equivalent in format to the financial statements that would have been included in a quarterly report on Form 10-Q made by Holdings and Target for such fiscal quarter.

          (C) Year-End Financials. As soon as available and in any
              -------------------
event within ninety (90) days after the end of each Fiscal Year or, if earlier, the date on which Holdings or Target files its respective annual reports on Form 10-K with the SEC in respect of such Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Holdings, Borrower and their respective Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Holdings, Borrower and their respective Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from Coopers & Lybrand LLC or a firm of independent certified public accountants selected by Holdings and Borrower and reasonably acceptable to Agent, which report shall be unqualified as to going concern and scope of audit of Holdings, Borrower and their respective Subsidiaries and shall state that (a) such consolidated and consolidating financial statements present fairly in all material respects the consolidated and consolidating financial position of Holdings, Borrower and their respective Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Holdings, Borrower and their respective Subsidiaries, including (a) consolidating balance sheets of Holdings, Borrower and their respective Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Holdings, Borrower and their respective Subsidiaries showing intercompany eliminations.

          (D) Accountants' Reports. Promptly upon receipt thereof,
              --------------------
Borrower will deliver copies of all significant reports submitted by Holdings' and Borrower's and Target's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Holdings and Borrower and Target made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

         (E) Compliance Certificate. Together with the delivery of
             ----------------------
each set of financial statements referenced in subparts (A), (B) and
(C) of this subsection 5.1, Borrower will deliver a Compliance
            --------------
Certificate, together with copies of the calculations and work-up employed to determine Borrower's compliance or noncompliance with the financial covenants set forth in Section 6.
                                 ---------

         (F) Management Report. Together with each delivery of
             -----------------
financial statements of Holdings, Borrower and their respective Subsidiaries pursuant to subdivisions (A), (B) and (C) of this subsection 5.1, Borrower will deliver a management report: (1)
--------------
describing the operations and financial condition of each Loan Party and its respective Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to subsection 5.1(L) and (3) discussing the reasons
                    -----------------
for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Holdings and Borrowers or Target, as applicable, to the effect that such information fairly presents the results of operations and financial condition of Holdings, Borrower and their respective Subsidiaries (other than Target and its Subsidiaries) and of Target and its Subsidiaries, as applicable, as at the dates and for the periods indicated.

         (G) Government Notices. Holdings and Borrower will deliver,
             ------------------
and cause each of their respective Subsidiaries to deliver, to Agent promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or the respective Loan Party or its Subsidiary payment or non- payment of any taxes including any tax audit, and, in each case, seeking corrective action, damages in excess of $100,000 or injunctive relief.

         (H) Events of Default, etc. Promptly upon any officer of any
             ----------------------
Loan Party or any Subsidiary of any Loan Party obtaining knowledge of any of the following events or conditions, the respective Loan Party shall deliver, or cause its Subsidiary to deliver, a certificate of the respective entity's chief executive officer specifying the nature and period of existence of such condition or event and what action the Loan Party or Subsidiary has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party or any of their respective Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

         (I) Trade Names. Loan Parties and each of their Subsidiaries
             -----------
will give Agent at least ten (10) days advance written notice of any change of name or of any new trade name or fictitious business name. Any Loan Party's or any Subsidiary's use of any trade name or fictitious business name will be in material compliance with all laws regarding the use of such names.

        (J) Locations. Loan Parties will give Agent at least ten
            ---------
(10) days advance written notice of any change in any Loan Party's and each of its Subsidiary's principal place of business or any change in the location of its books and records or of any new location for its books and records.

        (K) Litigation. Promptly upon (but in any event within five
            ----------
(5) Business Days after) any officer of any Loan Party or any Subsidiary of any Loan Party obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration which seeks either (x) injunctive relief or (y) damages in excess of $100,000 against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries not previously disclosed by any Loan Party to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, such Loan Party or Subsidiary of any Loan Party will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

        (L) Projections. As soon as available and in any event no
            -----------
later than the last day of such Loan Party's Fiscal Year, each Loan Party will deliver consolidated and consolidating Projections of such Loan Party and its Subsidiaries for the forthcoming three (3) Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

        (M) Other Indebtedness Notices. Each Loan Party shall
            --------------------------
promptly deliver copies of all notices given or received by such Loan Party and any of its Subsidiaries with respect to noncompliance with any term or condition related to (x) any Indebtedness in excess of $100,000 subordinated in right of payment to the Obligations and (y) other Indebtedness in excess of $100,000, and shall promptly notify Lenders and Agent of any potential or actual event of default with respect to any such Indebtedness subordinated in right of payment to the Obligations or such other Indebtedness.

        (N) Other Information. With reasonable promptness, each Loan
            -----------------
Party will deliver, and will cause each of its Subsidiaries to deliver, annual business plans and forecasts, reports to shareholders and such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as Agent or any Lender may reasonably request from time to time.

         (O) Public Filings. Within one (1) Business Day after the
             --------------
filing or release thereof relating to any Loan Party or any of its Subsidiaries, Borrower will deliver to Agent a copy of each registration statement (and amendment and supplement thereto), report, press release, prospectus, proxy statement or other filing or disclosure made with any securities commission, exchange or association or under the Securities Act of 1933, the Securities
Exchange Act of 1934, any related laws or regulations or any comparable state acts, laws or regulations.

         (P) Agreement Notices. Promptly upon receipt thereof, copies
             -----------------
of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Acquisition Document or material contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Acquisition Document or material contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Agent, such information and reports regarding the foregoing as the Agent may reasonably request.

     5.2 Access to Accountants and Management. Each Loan Party
         ------------------------------------
authorizes Agent and Lenders to discuss the financial condition and financial statements of such Loan Party and its Subsidiaries with such Loan Party's independent public accountants upon reasonable notice to such Loan Party of its intention to do so, and authorizes such accountants to respond to all of Agent's and Lenders' inquiries. Each Lender may with the consent of Agent, which will not be unreasonably denied, confer with such Loan Party management directly regarding such Loan Party's business, operations and financial condition.

     5.3 Inspection. Each Loan Party shall permit Agent and any
         ----------
authorized representatives designated by Agent to visit and inspect any of the properties of such Loan Party or any of its Subsidiaries, including its financial and accounting records, and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

     5.4 Collateral Records. Each Loan Party shall keep, and shall
         ------------------
cause each of its Subsidiaries to keep, full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral, for the benefit of Lenders.

     5.5 Corporate Existence. Except as otherwise permitted under
         -------------------
subsection 7.6, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights (charter and statutory) franchises, permits, licenses and approvals material to its business. Each Loan Party will promptly notify Agent of any change in its or its Subsidiaries' ownership or corporate structure.

     5.6 Payment of Taxes etc. Each Loan Party will, and will cause
         --------------------
each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and
(ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that no such tax need be paid -------- if Holdings, Borrower or one of their respective Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

     5.7 Maintenance of Properties; Insurance. Each Loan Party will
         ------------------------------------
maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Loan Party and its Subsidiaries, except for ordinary wear and tear, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, workers compensation, employee benefit liability insurance, fidelity insurance, errors and omissions insurance, directors' and officers' liability insurance, business interruption insurance and property damage insurance with respect to each Loan Party's and each of their respective Subsidiaries' business and properties and the business and properties of each Loan Party and each of their respective Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent.

     5.8 Compliance with Laws. Each Loan Party will, and will cause
         --------------------
each of its Subsidiaries to, (a) comply with the requirements of all applicable laws, rules, regulations, ERISA, Environmental Laws and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which such Loan Party or any of its Subsidiaries is now doing business or may hereafter be doing business other than those laws the noncompliance with which could not be reasonably expected to have a Material Adverse Effect and
(b) maintain or obtain all licenses, qualifications, and permits now held or hereafter required to be held by each Loan Party and their respective Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably expected to have a Material Adverse Effect;

     5.9 Performance of Material Contracts. Each Loan Party shall
         ---------------------------------
perform and observe, and cause each of its Subsidiaries to, perform and observe, all of the terms and provisions of each contractual obligation to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such contractual obligation in full force and effect, and enforce, and cause each of its Subsidiaries to enforce each such contractual obligation in accordance with its terms.

     5.10 Transactions with Affiliates. Each Loan Party shall conduct,
          ----------------------------
and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

     5.11 Performance of Acquisition Documents. Each Loan Party shall,
          ------------------------------------
and shall cause each of its Subsidiaries to, (i) perform and observe all of the terms and provisions of each Acquisition Document to be performed or observed by it, (ii) maintain each such Acquisition Document in full force and effect, (iii) enforce each such Acquisition Document in accordance with its terms, (iv) take all such action to such end as may be from time to time requested by Agent and, (v) upon request of Agent, make to each other party to each such Acquisition Document such demands and requests for action or for information and reports as any Loan Party or Target is entitled to make under such Acquisition Document.

     5.12. Consummation of Merger. Use reasonable efforts to
           ----------------------
consummate the Merger in accordance with the terms and conditions of the Merger Agreement as soon as practicable after the consummation and completion of the Tender Offer.

     5.13 Further Assurances. Each Loan Party shall, and shall cause
          ------------------
each of its Subsidiaries to, from time to time, execute such financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligations provided for in the Loan Documents.

     5.14 Use of Proceeds and Margin Security. No portion of the
          -----------------------------------
proceeds of any Loan shall be used by any Loan Party or its Subsidiaries for the purpose of purchasing or carrying Margin Stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board or to violate the Exchange Act; provided, however, that the proceeds of the Loans made hereunder shall be used only by Borrower for the sole purpose of purchasing the Target Shares purchased (x) pursuant to the Tender Offer Documents and (y) through Open Market Purchases; provided, further, that the borrowing of such Loans or the application of such proceeds do not violate such Regulations or any other regulation of the Board or violate the Exchange Act.


                    SECTION 6. FINANCIAL COVENANTS

     Each Loan Party covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations unless Borrower has received the prior written consent of Requisite Lenders, each Loan Party shall comply with and shall cause each of their respective Subsidiaries to comply with all covenants in this Section 6 .

     6.1 Fixed Charge Coverage. Fixed Charge Coverage shall not be
         ---------------------
less than 1.0 to 1.0 for any fiscal quarter in any Fiscal Year.


                     SECTION 7. NEGATIVE COVENANTS
                     -----------------------------

     Each Loan Party covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations, unless such Loan Party has received the prior written consent of Requisite Lenders, no Loan Party shall permit nor allow any of their respective Subsidiaries (including Target and its Subsidiaries) to:

     7.1 Indebtedness and Liabilities. Directly or indirectly create,
         ----------------------------
incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) Indebtedness (excluding Capital Leases) not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (c) Indebtedness under Capital Leases not to exceed $ $250,000 outstanding at any time in the aggregate; and (d) Indebtedness existing on the Closing Date and identified on Schedule 4.5. Except for Indebtedness described
              ------------
permitted in the preceding sentence, Loan Parties will not, and will not permit any of their Subsidiaries to, incur any Liabilities except
(x) for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which any Loan Party or any of their Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Loan Party or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP and
(y) for the refinancing of existing Indebtedness, provided such refinancing is on terms and conditions acceptable to Agent and Lenders.

     7.2 Guaranties. Guaranty, endorse, or otherwise in any way become
         ----------
or be responsible for any obligations of any other Person, whether directly or indirectly, by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, except for: (a) the guaranty of the Obligations by Holdings under the Corporate Guaranty and under the Loan Documents; (b) any future guaranty by Holdings or Borrower of the obligations of Holdings, Borrower or any of their respective Subsidiaries under the Indebtedness permitted to be incurred under subsection 7.1; (c)
                                            --------------
endorsements of instruments or items of payment for collection in the ordinary course of business; and (d) the existing Capital Leases, operating leases and subsidiary guaranties set forth in Schedule 7.2.
                                                        -------- ---

     7.3  Transfers, Liens and Related Matters.

          (A) Transfers. Sell, assign (by operation of law or
              ---------
otherwise) or otherwise dispose of, or grant any option with respect to any of the assets of such Loan Party or Subsidiary, whether now owned or hereafter acquired, except that each Subsidiary (other than Borrower) may sell (i) inventory in the ordinary course its of business and (ii) obsolete equipment not used or useful in its business, provided that the aggregate purchase prices paid to the
          --------
Subsidiaries with respect to such obsolete equipment shall not exceed $250,000.

          (B) Liens. (i) Except for (x) Permitted Encumbrances and (y)
              -----
the IDRB, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any assets or properties of such Person or any proceeds, income or profits therefrom, whether now owned or hereafter acquired; and (ii) notwithstanding anything to the contrary in clause (i) above, except for the Lien in favor of Agent pursuant to the Loan Documents, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Collateral or any proceeds, income or profits therefrom whether now owned or hereafter acquired.

         (C) No Negative Pledges. Enter into or assume any agreement
             -------------------
(other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         (D) No Restrictions on Subsidiary Distributions to Holdings
             -------------------------------------------------------
or Borrower. Except as provided herein and on Schedule 7.3(D),
-----------
directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Borrower or any Subsidiary of Borrower or Holdings to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Holdings, Borrower or any other Subsidiary of Holdings, provided that any such payments of dividends
                        --------
or any such distributions shall only be made to Holdings, Borrower or any other wholly-owned Subsidiary of Borrower or Holdings;
(2) subject to subordination provisions, pay any indebtedness owed to Holdings, Borrower or any other wholly-owned Subsidiary of Holdings or Borrower; (3) make loans or advances to Holdings, Borrower or any other wholly-owned Subsidiary of Holdings or Borrower; or (4) transfer any of its property or assets to Holdings, Borrower or any other wholly- owned Subsidiary of Holdings or Borrower.

     7.4 Investments and Loans. Except as set forth on Schedule 7.4,
         ---------------------                         ------------
make or permit to exist Investments in any Person, except that the Loan Parties and their respective Subsidiaries may (a) make and own Investments in Cash Equivalents; and (b) make loans and advances to employees for (i) payment of taxes in connection with restricted stock awards and (ii) moving, entertainment, travel and other similar expenses in the ordinary course of business, in the case of clause (i) and (ii), not to exceed $500,000 in the aggregate at any time outstanding.

     7.5 Restricted Junior Payments. Except as set forth on Schedule
         --------------------------                         --------
7.5 and except for payments made by LII to Old World Management
---
Industries, Inc. pursuant to and in accordance with the terms and provisions of the Consulting Agreement, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrower or any Subsidiary of any Loan Party may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit such Loan Party to pay the Obligations.

     7.6 Restriction on Fundamental Changes. (a) Enter into any
         ----------------------------------
transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; or (d) (other than with respect to Holdings), issue or sell any capital stock of any Loan Party or its Subsidiaries or any warrants, rights or options to acquire such capital stock or assign, pledge or otherwise encumber or dispose of any shares of capital stock of any Loan Party or its Subsidiaries except as permitted in subsection 7.5 and for the pledge and Lien in favor of Agent pursuant to the Loan Documents; (e) sell any of the Target Shares purchased pursuant to the Offer to Purchase and purchased through Open Market Purchases or assign, pledge or otherwise encumber or dispose of any such purchased Target Shares, except for the pledge and Lien in favor of Agent pursuant to the Loan Documents; or (f) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person or enter into any joint venture with any Person; provided, however, that
(i) the Acquisition and Merger shall be consummated in accordance with and subject to the terms and conditions of the Acquisition Documents,
(ii) any wholly-owned Subsidiary of Holdings (other than Borrower) or of Borrower may be liquidated, wound-up or dissolved into any other wholly-owned Subsidiary of Holdings or Borrower, (iii) upon not less than five (5) Business Days prior written notice to Agent, any wholly-owned Subsidiary of Holdings or Borrower may be merged with or into any other wholly-owned Subsidiary of Holdings or Borrower, provided that Borrower is the surviving entity in the case of any
--------
merger or consolidation to which the Borrower is a party.

     7.7 Charter Amendments. Amend, or permit any of its Subsidiaries
         ------------------
to amend, its certificate or articles of incorporation or bylaws.

     7.8 Accounting Changes. Except as provided in subsection 1.2,
         ------------------
make or permit, or permit any of its Subsidiaries to make or permit, any changes in (i) accounting policies or reporting practices, except as required by GAAP (which required changes may be made on a timely basis), or (ii) its Fiscal Year.

     7.9 Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease
         -------------------------
or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any debt.

     7.10 Transactions with Affiliates. Except as set forth on
          ----------------------------
Schedule 7.5, directly or indirectly, enter into or permit to exist
------------
any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party or its Subsidiary, except for transactions in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's or its Subsidiary's business and upon fair and reasonable terms which, except for transactions which are expressly permitted pursuant to the terms of this Agreement, are fully disclosed to Agent and Lenders and which are no less favorable to such Loan Party or its Subsidiary than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

     7.11 Environmental Liabilities. (a) Violate any applicable
          -------------------------
Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party or its Subsidiary; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party or its Subsidiary.

     7.12 Conduct of Business. From and after the Closing Date, engage
          -------------------
in any business other than businesses of the type engaged in by Holdings, Borrower or any of their respective Subsidiaries on the Closing Date.

     7.13 Compliance with ERISA. Establish any new Employee Benefit
          ---------------------
Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Loan Party nor any Subsidiary of either Loan Party shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

     7.14 Tax Consolidations. File or consent to the filing of any
          ------------------
consolidated income tax return with any Person other than the Loan Parties or any of their respective Subsidiaries; provided that in the event Borrower or any Subsidiary of Borrower or Holdings files a return with Holdings or Borrower, as applicable, Borrower's or such Subsidiary's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower or such Subsidiary not filed a consolidated return with Holdings or Borrower, as applicable.

     7.15 Subsidiaries. Establish, create or acquire any new
          ------------
Subsidiaries.

     7.16 Press Release; Public Offering Materials. Disclose the name
          ----------------------------------------
of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.


                SECTION 8. DEFAULT, RIGHTS AND REMEDIES
                ---------------------------------------

     8.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

         (A) Payment. Failure of a Loan Party to make payment of any
             -------
of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

         (B) Default in Other Agreements. (1) Failure of Holdings,
             ---------------------------
Borrower or any of their respective Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of Holdings, Borrower or any of their Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to its stated maturity; or

         (C) Breach of Certain Provisions. Failure of Holdings,
             ----------------------------
Borrower or any of their respective Subsidiaries to perform or comply with any term or condition contained in subsection 5.1(A), (B) or (C),
                                        -----------------------------
subsection 5.3, subsection 5.5, subsection 5.11, or subsection 5.14 or
-------------------------------------------------------------------
contained in Section 6 or Section 7; or
             ---------    ---------

        (D) Breach of Warranty. Any representation, warranty,
            ------------------
certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

        (E) Other Defaults Under Loan Documents. Any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by such Loan Party of notice from Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

        (F) Change in Control. (1) Holdings ceases to beneficially
            -----------------
own and control, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of Borrower and the other Lund Subsidiaries entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Borrower or such other Lund Subsidiaries free and clear of all Liens other than Liens in favor of Agent, or (2) Borrower ceases to beneficially own and control at least one hundred percent (100%) of the aggregate number of Target Shares purchased by Borrower (x) pursuant to the Offer to Purchase and (y) through any Open Market Purchases; or

        (G) Involuntary Bankruptcy; Appointment of Receiver, etc.
            -----------------------------------------------------
(1) A court enters a decree or order for relief with respect to Holdings, Borrower or any of their respective Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Holdings, Borrower or any of their respective Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Borrower, Target or any of their respective Subsidiaries, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Holdings, Borrower or any of their respective Subsidiaries, for all or a substantial part of the property of Holdings, Borrower or any such Subsidiary; or

        (H) Voluntary Bankruptcy; Appointment of Receiver, etc.
            --------------------------------------------------
(1) An order for relief is entered with respect to Holdings, Borrower or any of their respective Subsidiaries or Holdings, Borrower or any of their respective Subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Holdings, Borrower or any of their respective Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of Holdings, Borrower or any of their respective Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or
           -----------------

        (I) Liens. Any lien, levy or assessment is filed or recorded
            -----
with respect to or otherwise imposed upon all or any part of the Collateral or the properties or assets of Holdings, Borrower or any of their respective Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within thirty (30) days; or

        (J) Judgment and Attachments. Any money judgment, writ or
            ------------------------
warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Holdings, Borrower or any of their respective Subsidiaries or any of their respective properties or assets and remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

        (K) Dissolution. Any order, judgment or decree is entered
            -----------
against Holdings, Borrower or any of their respective Subsidiaries decreeing the dissolution or split up of Holdings, Borrower, Target or such Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

        (L) Solvency. Holdings, Borrower or any of their respective
            --------
Subsidiaries ceases to be solvent (as represented by Holdings and Borrower in subsection 4.19) or admits in writing its present or prospective inability to pay its debts as they become due; or

        (M) Injunction. Holdings, Borrower or any of their respective
            ----------
Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

        (N) Invalidity of Loan Documents and Acquisition Documents.
            ------------------------------------------------------
Any of the Loan Documents or Acquisition Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party or Target. as applicable, denies that it has any further liability under any Loan Document or Acquisition Document to which it is party, or gives notice to such effect; or

        (O) Failure of Security. Agent, on behalf of Lenders, does
            -------------------
not have or ceases to have a valid and perfected first priority security interest in the Collateral, in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

        (P) Damage, Strike, Casualty. Any material damage to, or
            ------------------------
loss, theft or destruction of, any Collateral, the cessation or substantial curtailment of revenue producing activities at any facility of Holdings, Borrower or any of their respective Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

        (Q) Licenses and Permits. The loss, suspension or revocation
            --------------------
of, or failure to renew, any license or permit now held or hereafter acquired by Holdings, Borrower or any of their respective Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

        (R) Forfeiture. There is filed against Holdings, Borrower,
            ----------
Target or any of their respective Subsidiaries, any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding
(1) is not dismissed within one hundred twenty (120) days; and (2) could result in the confiscation or forfeiture of any material portion of the Collateral; or

        (S) Change of Business Activities. Holdings or Borrower shall
            -----------------------------
engage in any business activities, other than activities solely related to: (i) with respect to the Borrower, (x) the purchase of the Target Shares pursuant to the Offer to Purchase, (y) the ownership thereof and (z) the merger with and into Target; and (ii) with respect to Holdings, (x) the ownership of the capital stock of Borrower and the other Lund Subsidiaries and (y) the management of Borrower and the other Lund Subsidiaries.

     8.2 Suspension of Commitments. Upon the occurrence of any Default
         -------------------------
or Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a
                                --------
Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

     8.3 Acceleration. Upon the occurrence of any Event of Default
         ------------
described in the foregoing subsections 8.1(G) or 8.1(H), all
                           ----------------------------
Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Holdings and Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Holdings and Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirement of any kind, and the Commitments shall thereupon terminate.

     8.4 Appointment of Attorney-in-Fact. Each Loan Party hereby
         -------------------------------
constitutes and appoints Agent as such Loan Party's attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The appointment of Agent as each Loan Party's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

     8.5 Limitation on Duty of Agent with Respect to Collateral.
         ------------------------------------------------------
Beyond the safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any carrier, agency, or other agent or bailee selected by Agent in good faith.

     8.6 Application of Proceeds. Upon the occurrence and during the
         -----------------------
continuance of an Event of Default, (a) the Loan Parties irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of any Loan Party, and such Loan Party hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs
                                             -----
and expenses incurred by Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to all
                                                       ------
fees due and owing to Agent and Lenders; third, to accrued and unpaid
                                         -----
interest on the Obligations; fourth, to the principal amounts of the
                             ------
Obligations outstanding; and fifth, to any other indebtedness or
                             -----
obligations of the Loan Parties owing to Agent or any Lender.

     8.7 Waivers, Non-Exclusive Remedies. No failure on the part of
         -------------------------------
Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.


                SECTION 9. ASSIGNMENT AND PARTICIPATION
                ---------------------------------------

     9.1  Assignments and Participations in Loans.
          ---------------------------------------

          (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a)
                                                    --------
such Lender shall first obtain the written consent of Agent, which shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Agent for acceptance and recording an Assignment and Assumption Agreement together with (x) a processing and recording fee of $3,000 payable to Agent and (y) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the last sentence of subsection 2.1(B). In the case of an assignment authorized under
   ----------------
this subsection 9.1, the assignee shall have, to the extent of such
     --------------
assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. The Loan Parties hereby acknowledge and agree that any assignment will give rise to a direct obligation of each Loan Party to the assignee and that the assignee shall be considered to be a "Lender".

          (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such
                                           --------
participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrower hereunder
--------  -------
shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). The Loan Parties hereby acknowledge and agree that the participant under each participation shall for purposes of subsection 2.7, 2.8,
                                               --------------------
2.9, 9.4 and 10.2 be considered to be a "Lender".
-----------------

          (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Loan Parties and their respective Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.21.
                          ----------------


           (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

     9.2 Agent.

         (A) Appointment. Each Lender hereby designates and appoints
             ----------
Heller as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Agent agrees to act as such on the express
            --------------
conditions contained in this subsection 9.2. The provisions of this
                             --------------
subsection 9.2 are solely for the benefit of Agent and Lenders and
--------------
neither Holdings nor Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         (B) Nature of Duties. Agent shall have no duties,
             ----------------
obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Holdings and Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Holdings and Borrower and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         (C) Rights, Exculpation, Etc. Neither Agent nor any of its
             ------------------------
officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any liability.

         (D) Reliance. Agent shall be entitled to rely upon any
             --------
written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

         (E) Indemnification. Each Lender, severally, agrees to
             ---------------
reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

         (F) Heller Individually. With respect to its Commitments and
             -------------------
the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

          (G) Successor Agent.
              ---------------

             (1) Resignation. Agent may resign from the performance of
                 -----------
all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Loan Parties and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

            (2) Appointment of Successor. Upon any such notice of
                ------------------------
resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

           (3) Successor Agent. Upon the acceptance of any appointment
               ---------------
as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     (H) Collateral Matters.

         (1) Release of Collateral. Lenders hereby irrevocably
             ---------------------
authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents (i) upon termination of the Commitments and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if the Loan Parties certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement or the Loan Document (and Agent may rely in good faith conclusively on any such certificate, without further inquiry).

         (2) Confirmation of Authority; Execution of Releases.
             ------------------------------------------------
Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing,
   --------------------
upon request by Agent, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under subsection 9.2(H)(1). So long as no Event of Default is then
--------------------
continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders
to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i)
                                      --------  -------
Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

         (3) Absence of Duty. Agent shall have no obligation
             ---------------
whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan
                              -----------------
Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same
                          --------
care which it would in dealing with loans for its own account.

     (I) Agency for Perfection. Each Lender hereby appoints each other
         ---------------------
Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     (J) Exercise of Remedies. Each Lender agrees that it will not
         --------------------
have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

         9.3 Consents.
             --------

             (A) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

             (B) In the event Agent requests the consent of a Lender and such consent is denied, then Heller may, at its option, require such Lender to assign its interest in the Loans to Heller for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller elects to require any Lender to assign its interest to Heller, Heller will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Heller no later than five (5) days following receipt of such notice.

     9.4 Set Off and Sharing of Payments. In addition to any rights
         -------------------------------
now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Loan Parties at any time or from time to time, with reasonably prompt subsequent notice to such Loan Party or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of such Loan Party or any of its Subsidiaries (regardless of whether such balances are then due to such Loan Party or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of such Loan Party or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and
(b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

     9.5 Disbursement of Funds. Agent may, on behalf of Lenders,
         ---------------------
disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to any Loan Party, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) one (1) Business Day prior to the Funding Date applicable thereto for LIBOR Loans and (b) by 1:00 p.m. Central time on the Funding Date for Base Rate Loans, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Central time on such Funding Date for LIBOR Loans and 3:00 p.m. Central time for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty.
                 --------------
Nothing in this subsection 9.5 or elsewhere in this Agreement or the
                --------------
other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on
--------------
behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     9.6 Settlements, Payments and Information.

         (A) Tender Offer Loan Advances and Payments; Fee Payments.

             (1) Payments of principal, interest and fees in respect of the Tender Offer Loan will be settled on the Business Day received. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

             (2) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by 1 p.m. Central time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Tender Offer Loan. In the event payments are necessary to adjust the amount of such Lender's share of the Tender Offer Loan to such Lender's Pro Rata Share of the Tender Offer Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Central time on the Business Day following the Settlement Date.

             (3) On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of interest and fees charged to and collected from Borrower for the proceeding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Assumption Agreement) not later than 3 p.m. Central time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

            (B) Availability of Lender's Pro Rata Share.
                ---------------------------------------

               (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the Settlement Date or the Business Day following the next Settlement Date, as applicable, and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.

              (2) Nothing contained in this subsection 9.6(B) will be
                                            -----------------
deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Pro Rata Share of the Loan to be made by such other Lender on any Funding Date.

              (3) If and to the extent that a Lender has not paid its Pro Rata Share according to the terms of this Agreement, and Agent has made such amount available to Borrower, the Defaulting Lender shall, on the Business Day following (i) such Funding Date or (ii) the first Business Day following the next Settlement Date, as applicable, make such amount available to Agent, together with interest at the Federal Funds Effective Rate for each day such amount is outstanding until the date the Defaulting Lender makes such amount available to Agent. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not made available to Agent, Agent shall promptly notify the applicable Borrower of such failure to fund (a "Defaulting Lender Notice"). Any payments received by Agent thereafter shall be applied first to reduce Agent's overfunding resulting from the default by the Defaulting Lender, and to the extent any such payments or advances are insufficient to reduce the entire such amount, then Agent may, on or after the tenth day following its delivery of the Defaulting Lender Notice, make demand upon Borrower and Borrower shall immediately pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date.

             (4) Agent shall not transfer to a Defaulting Lender any payment made by Borrower to Agent or any amount otherwise received by Agent for application to the Obligations, nor shall a Defaulting Lender be entitled to the sharing of any fees or payments hereunder.

             (5) For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares and the Tender Offer Loan Commitment, a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Tender Offer Loan Commitment shall be deemed to be zero (0).

         (C) Return of Payments
             ------------------

             (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

             (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     9.7 Dissemination of Information. Agent will provide Lenders with
         ----------------------------
any information received by Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.


                       SECTION 10. MISCELLANEOUS
                       -------------------------

     10.1 Expenses and Attorneys' Fees. Whether or not the
          ----------------------------
transactions contemplated hereby shall be consummated, each Loan Party jointly and severally agrees to promptly pay all fees, costs and expenses incurred by Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the
Collateral: (a) fees, costs and expenses (including reasonable attorneys' fees, reasonable allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Lenders; (d) fees, costs and expenses incurred by Agent in connection with forwarding to Borrower the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) of Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     10.2 Indemnity. In addition to the payment of expenses pursuant
          ---------
to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, each Loan Party jointly and severally agrees to indemnify and hold harmless Agent, each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, consultants, auditors, advisors, Persons engaged by and on behalf of Agent or any Lender or any holder of any of the Notes to evaluate or monitor the Collateral, affiliates and attorneys of Agent, Lender and such holders (each, an "Indemnified Party") from and
                                          -----------------
against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) any Open Market Purchases, the Acquisition or any related transaction of Loan Parties or any of their Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents and the Acquisition Documents, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by Loan Parties or any of their Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person, (iii) the Tender Offer Loan and any use made or proposed to be made with the proceeds thereof, or the Tender Offer Loan Commitment, or the actual or proposed use of the proceeds of the Tender Offer Loan Advances by Borrower or Holdings or any of their respective Subsidiaries or other Affiliates or any of the other transactions contemplated by the Loan Documents, (iv) the statements contained in the Fee Letter and Commitment Letter delivered by Agent or any Lender, or (v) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party or any of its Subsidiaries or such Loan Party's or Subsidiary's directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Each Loan Party also agrees not to assert any claim against Agent, any Lender or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any Open Market Purchases, the Acquisition, the Tender Offer Loan Commitment, the actual or proposed use of the proceeds of the Tender Offer Loan Advances, the Loan Documents, the Acquisition Documents or any of the transactions contemplated thereby, other than claims for direct, as opposed to consequential, damages which shall have been determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct.

      10.3  Amendments and Waivers.
            ----------------------

           (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; provided, that no amendment, modification, termination or waiver
--------
shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the scheduled due date of any installment of principal of the Loans; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this subsection
                                                           ----------
10.3 or the definitions of the terms used in this subsection 10.3
----                                              ---------------
insofar as the definitions affect the substance of this subsection
                                                        ----------
10.3; and (vi) consent to the assignment or other transfer by any Loan
----
Party of any of its rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or
    --------  -------
waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required herein above to take such action.

           (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

          (C) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions
-----------------
of Section 5 of this Agreement (other than any such breach which
   ---------
constitutes an Event of Default) or (2) any Default constituting a condition to the funding under this Agreement, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

     10.4 Notices. Unless otherwise specifically provided herein, all
          -------
notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two
(2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

            If to Holdings or Borrower: Lund International Holdings, Inc.
                                        c/o Harvest Partners
                                        747 Third Avenue
                                        New York, New York 10017
                                        Attention: Ira Kleinman
                                        Telephone No.: (212) 838-7776 (x113)
                                        Telecopy No.: (212) 593-0734

            With a copy to:             Reid & Priest
                                        40 West 57th Street
                                        New York, New York 10019-4097
                                        Attention: Leonard Gubar, Esq.
                                               Steven L. Wasserman, Esq.
                                        Telephone No.: (212) 603-6771
                                        Telecopy No.:  (212) 603-2436

            If to Agent or to Heller:   HELLER FINANCIAL, INC.
                                        500 West Monroe
                                        Chicago, Illinois,  60661
                                        Attn: Portfolio Manager
                                        Telecopy No.:  (312) 441-7367

            With a copy to:             HELLER FINANCIAL, INC.
                                        500 West Monroe
                                        Chicago, Illinois  60661
                                        Attn:  Legal Department/CFG
                                        Telecopy No.:  (312) 441-7367

     If to any Lender: Its address indicated on the signature page hereto, in an Assignment and Assumption Agreement or in a notice to Agent and Borrower or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

     10.5 Survival of Warranties and Certain Agreements. All
          ---------------------------------------------
agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Loan Parties set forth in subsections 10.1 and 10.2 shall survive the payment of the Loans and
-------------------------
the termination of this Agreement.

     10.6 Indulgence Not Waiver. No failure or delay on the part of
          ---------------------
Agent, any Lender or any holder of any Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     10.7 Marshaling; Payments Set Aside. Neither Agent nor any Lender
          ------------------------------
shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.8 Entire Agreement. This Agreement, the Tender Offer Notes and
          ----------------
the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

     10.9 Independence of Covenants. All covenants hereunder shall be
          -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.10 Severability. The invalidity, illegality or
           ------------
unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

     10.11 Lenders' Obligations Several; Independent Nature of
           ---------------------------------------------------
Lenders' Rights. The obligation of each Lender hereunder is several
---------------
and not joint and neither Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent fails or refuses to exercise any remedies against Borrower or Holdings after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.12 Headings. Section and subsection headings in this Agreement
           --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
           --------------
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES.

     10.14 Successors and Assigns. This Agreement shall be binding
           ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Loan Party may assign its rights or obligations hereunder without the prior written consent of Lenders.

     10.15 No Fiduciary Relationship; Limitation of Liabilities.
           ----------------------------------------------------

           (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to any Loan Party.

           (B) Neither Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Loan Party hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     10.16 CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY CONSENTS TO
           -----------------------
THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

     10.17 WAIVER OF JURY TRIAL. EACH LOAN PARTY, AGENT AND EACH
           --------------------
LENDER HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     10.18 Construction. Each Loan Party, Agent and each Lender each
           ------------
acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Loan Party, Agent and each Lender.

     10.19 Counterparts; Effectiveness. This Agreement and any
           ---------------------------
amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

     10.20 No Duty. All attorneys, accountants, appraisers, and other
           -------
professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party or any Loan Parties' shareholders or any other Person.

     10.21 Confidentiality. Agent and Lenders shall hold all nonpublic
           ---------------
information obtained pursuant to the requirements hereof and identified as such by any Loan Party in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Loan Party, such Lender may use the information in connection with its other credits. Agent and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 10.21. In no event shall Agent or any Lender
                 -------------
be obligated or required to return any materials furnished by any Loan Party; provided, however, each offeree shall be required to agree that
       --------  -------
if it does not become a assignee (or participant) it shall return all materials furnished to it by any Loan Party in connection herewith.


                       [SIGNATURE PAGE FOLLOWS]

          WITNESS the due execution of this Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

                                    ZEPHYROS ACQUISITION CORPORATION



                                    By: /s/ Ira D. Kleinman
                                       -----------------------------------
                                    Name: Ira D. Kleinman
                                    Title: Chairman of the Board of Directors
                                    FEIN: 41-1894249
                                         ---------------------------------


                                    LUND INTERNATIONAL HOLDINGS, INC.




                                    By: /s/ Ira D. Kleinman
                                       -----------------------------------
                                    Name: Ira D. Kleinman
                                    Title: Chairman of the Board of Directors
                                    FEIN: 41-1568618
                                         ---------------------------------

                                    HELLER FINANCIAL, INC.



                                    By: /s/ Daniel J. Marszalek
                                       ----------------------------------
                                    Name: Daniel J. Marszalek
                                    Title: Senior Vice President


                                    Tender Offer Loan Commitment:

                                    $42,000,000